Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S–1 of our report dated April 4, 2007 relating to the consolidated financial statements and financial statement schedules of Dice Holdings, Inc. and subsidiaries appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/    Deloitte & Touche LLP

Des Moines, Iowa

April 4, 2007